November 26, 2003







Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of NUWAVE Technologies, Inc.'s Form 8-K/A, date of report October 30, 2003, a copy of which was provided to us on November 17, 2003 and Amendment No. 2 to Form 8-K, date of report October 30, 2003, to be filed on or about November 26, 2003 a copy of which the Registrant had provided to us on November 26, 2003. We are in agreement with the statements regarding our firm. We have no basis to agree or disagree with the other statements of the Registrant contained therein. We did not conduct a review of the financial statements of NUWAVE Technologies, Inc. for any period subsequent to June 30, 2003.

Very truly yours,

/s/ Eisner LLP

Eisner LLP